SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported): July 24, 2007

                              Timberland Bancorp, Inc.
              (Exact name of registrant as specified in its charter)

       Washington                  0-23333                 91-1863696
       ----------                  -------                 ----------
State or other jurisdiction       Commission             (I.R.S. Employer
Of incorporation                  File Number            Identification No.)


624 Simpson Avenue, Hoquiam, Washington                       98550
----------------------------------------                      -----
(Address of principal executive offices)                   (Zip Code)

     Registrant's telephone number (including area code) (360) 533-4747


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] (Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ] (Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On July 24, 2007, Timberland Bancorp, Inc. issued its earnings release for the quarter ended June 30, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.



Item 9.01  Financial Statements and Exhibits
--------------------------------------------

           (c) Exhibits

           99.1 Press Release of Timberland Bancorp, Inc. dated July 24, 2007

                                 SIGNATURES
                                 ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     TIMBERLAND BANCORP,INC.



DATE:  July 25, 2007                 By:/s/Dean J. Brydon
                                        -------------------
                                        Dean J. Brydon
                                        Chief Financial Officer

                                 Exhibit 99.1

TIMBERLAND BANCORP, INC.                Contact:  Michael R. Sand,
                                                  President & CEO
                                                  Dean J. Brydon, CFO
                                                  (360) 533-4747
                                                  www.timberlandbank.com
                                                  ----------------------

        Timberland Bancorp, Inc. Announces Record Earnings Per Share
             * Diluted Earnings Per Share Increases 11% to $0.31
             * Loan Portfolio Increases  25%


HOQUIAM, Wash. - July 24, 2007 - Timberland Bancorp, Inc. (NASDAQ: TSBK), ("Company") the holding company for Timberland Bank, ("Bank") today reported record third quarter earnings per share led by strong loan growth, ongoing share repurchases and excellent asset quality. Timberland increased its diluted earnings per share 11% to $0.31 compared to $0.28 per share in the third
quarter of fiscal 2006.   Net income for the quarter ended June 30, 2007,
increased 4% year over year and 12% from the quarter immediately prior. Fiscal third quarter net income totaled $2.14 million compared to $2.06 million for the fiscal quarter a year ago and $1.92 million for the quarter immediately prior. All per share data has been adjusted to reflect the 2 for 1 stock split in the form of a 100% dividend paid on June 5, 2007.

FISCAL THIRD QUARTER (JUNE 30, 2007) HIGHLIGHTS -
   * Diluted earnings per share increased 11% compared to 3Q06 and increased 15% compared to 2Q07
   * Return on equity increased to 11.2%.
   * Loan portfolio increased 25% in the last 12 months to $497 million.
   * Quarterly cash dividend increased 11% to $0.10 per share.
   * Asset quality remained strong, with non-performing assets at 0.17% of total assets and a net charge-off of only $2,000 during the quarter.

"We continue to benefit from the strong Northwest economy," stated Michael Sand, President and CEO. "We have continued to increase net interest income, control expenses and manage our capital. The results have been an increase in our earnings per share and in our return on equity. The economic strength in our area continues to provide ample opportunities for the profitable growth of our Company."

OPERATING RESULTS
Fiscal third quarter revenue (net interest income before provision for loan losses plus non-interest income) increased 4% to $8.2 million from $7.8 million in the like quarter one year ago. Net interest income before the provision for loan losses for the quarter ended June 30, 2007 increased 6% to $6.7 million compared to the like quarter one year ago with interest income increasing 19% and interest expense increasing 49%. For the first nine months of fiscal 2007, revenues increased 4% to $23.8 million from $23.0 million in the first nine months of fiscal 2006. Net interest income before provision for loan losses increased 6% to $19.4 million, with interest income increasing 17% and interest expenses increasing 45%. Loan growth contributed to the increase in net interest income and offset increased funding costs.

"Our loan portfolio continues to perform well. The provision for loan losses made during the past two quarters is primarily due to the strong growth in the loan portfolio and changes in the portfolio's composition," said Sand. Timberland recorded a $260,000 provision for loan losses in the third quarter, bringing the year-to-date provision to $416,000, compared to no provision in the first three quarters of the prior fiscal year.

"As we have seen throughout the banking industry, the flat yield curve and intense competition for deposits has impacted margins," said Dean Brydon, Chief Financial Officer. "We have funded some of our loan growth this year with moderate deposit growth and are using other sources of borrowings to fund the strong loan demand in our market." Timberland's net interest margin was 4.67% for the third quarter compared to 4.75% for the quarter ended March 31, 2007 and 5.00% for the third quarter one year ago. Year to date, the net interest margin was 4.72% compared to 4.90% in the first nine months of fiscal 2006.

Non-interest income decreased 2% to $1.50 million for the third quarter from $1.53 million for the third fiscal quarter of 2006. Non-interest income for the first nine months of fiscal 2007 decreased 4% to $4.41 million from $4.59 million for the same period of 2006. These decreases were primarily due to a reduction in service charges on deposits.

Timberland Q3 Earnings
July 24, 2007
Page 2

Total operating (non-interest) expenses decreased $30,000 to $4.76 million for the current quarter from $4.79 million for the third quarter of fiscal 2006.
The decrease in expenses for the current quarter was primarily due to a $59,000 gain ($38,000 net of tax) on the sale of a land parcel that was recorded in the premises and equipment expense category. Operating expenses in the first nine months of fiscal 2007 increased 3% to $14.60 million from $14.15 million for the same period one year ago, primarily due to increased salary and benefit related expenses and higher advertising and ATM expenses. The efficiency ratio for the third quarter improved to 58.35% from 62.42% in the quarter immediately prior and from 61.30% for the same quarter one year ago. Year-to-date the efficiency ratio improved to 61.26% from 61.59% for the first nine months of fiscal 2006. "Strong topline growth and overall cost controls throughout the organization are producing solid improvements in productivity and efficiency this year," said Brydon.

"Our return on equity continues to improve as we return excess capital to shareholders through regular dividends and share repurchase programs," Sand noted. Return on equity ("ROE") was 11.24% for the third quarter of fiscal 2007, compared to the prior quarter's 9.91% and 10.57% for the third quarter of fiscal 2006. Timberland's return on assets ("ROA") was 1.38% compared to the prior quarter's 1.28% and 1.45% for the same period one year ago. For the first nine months of fiscal 2007, ROE was 10.36% compared to 10.48% of fiscal 2006, and ROA was 1.34% compared to 1.45% one year ago.

BALANCE SHEET MANAGEMENT
Total assets increased to $624 million at June 30, 2007 compared to $618 million at March 31, 2007 and $557 million one year ago primarily due to strong loan portfolio growth. Net loans receivable increased 14% on an annualized basis to $497 million at June 30, 2007 from $480 million at March 31, 2007, and increased 25% from $398 million one year ago. During the past 12 months the portfolio has increased by $99 million with a majority of the increase in higher yielding loans: Construction and land development loans (net of undisbursed portion) increased $32 million; land loans increased $24 million; multi-family loans increased $13 million; consumer loans increased $10 million; one-to four family loans increased $8 million; commercial business loans increased $6 million; and
commercial real estate loans increased $6 million.   Timberland's construction
portfolio is well diversified geographically and by type.

"We have no direct exposure to the subprime market," stated Sand. "The local housing markets in our trade areas remain healthy and it appears that regional population, personal income and employment growth will continue to provide support for the sales of new and existing homes.

LOAN PORTFOLIO
($ in thousands)
                               June 30, 2007    March 31, 2007   June 30, 2006
                              Amount  Percent  Amount  Percent  Amount  Percent
Mortgage Loans:               ------  -------  ------  -------  ------  -------
 One-to-four family(1)      $103,883    18%  $104,697    19%  $ 95,828    21%
 Multi family                 31,719     6     17,156     3     18,582     4
 Commercial                  128,118    22    137,474    25    121,966    27
 Construction and land
  development                181,157    32    179,350    32    133,977    29
 Land                         53,794     9     48,331     9     29,259     7
                             -------    --    -------    --    -------    --
   Total mortgage loans      498,671    87    487,008    88    399,612    88

Consumer Loans:
 Home equity and second
  mortgage                    44,347     8     41,357     7     35,935     8
 Other                        11,735     2     11,543     2     10,239     2
                             -------    --    -------    --    -------    --
                              56,082    10     52,900     9     46,174    10

Commercial business loans     16,625     3     15,289     3     10,158     2
                             -------    --    -------    --    -------    --
Total loans                 $571,378   100%  $555,197   100%  $455,944   100%

Less:
 Undisbursed portion of
  construction loans in
  process                    (66,598)         (68,034)         (51,333)
 Unearned income              (2,921)          (3,003)          (2,573)
 Allowance for loan losses    (4,529)          (4,272)          (4,120)
                             -------          -------          -------
Total loans receivable, net $497,330         $479,888         $397,918
                             =======          =======          =======
____________________
(1) Includes loans held for sale

Timberland Q3 Earnings
July 24, 2007
Page 3

CONSTRUCTION LOAN COMPOSITION
 ($ in thousands)
                               June 30, 2007    March 31, 2007   June 30, 2006
                              Amount  Percent  Amount  Percent  Amount  Percent
                              ------  -------  ------  -------  ------  -------
Custom and owner/builder    $ 48,894    27%  $ 46,723    26%  $ 44,552    33%
Speculative                   43,655    24     36,753    20     37,306    28
Commercial real estate        50,729    28     57,191    32     32,990    25
Multi-family                  19,801    11     17,756    10      7,388     5
Land development              18,078    10     20,927    12     11,741     9
                             -------   ---    -------   ---    -------   ---
  Total construction loans  $181,157   100%  $179,350   100%  $133,977   100%

Loan originations increased 10% to $66.4 million for the third quarter of fiscal 2007 from $60.1 million for the same quarter one year ago. In the first nine months of fiscal 2007, loan originations increased 37% to $233.4 million from $169.8 million in the first nine months of fiscal 2006. Timberland also continued to sell fixed rate one-to-four family mortgage loans into the secondary market for asset-liability management purposes. Fixed rate one-to-four family mortgage loan sales totaled $7.8 million for the third quarter of fiscal 2007 compared to $4.5 million for the same period one year ago.

"We continue to expand our deposit gathering capabilities, both with our branch expansion over the past few years and with new products," Sand noted. "A new checking account program that offers an attractive yield is scheduled for
introduction later this summer.   We believe this innovative product will not
only help us attract new accounts, but encourage our current customers to build their deposit balances with us. We believe the long-term benefits of expanding the deposit customer base will outweigh the initial expenses." Total deposits decreased $10.6 million to $433.5 million at June 30, 2007 from $444.1 million at March 31, 2007 as balances in checking accounts, savings accounts and certificate of deposit accounts of $100,000 and over decreased.

DEPOSIT BREAKDOWN
($ in thousands)
                               June 30, 2007    March 31, 2007   June 30, 2006
                              Amount  Percent  Amount  Percent  Amount  Percent
                              ------  -------  ------  -------  ------  -------
Non-interest bearing        $ 50,580    12%  $ 53,321    12%  $ 54,372    13%
N.O.W. checking               80,290    18     83,945    19     91,694    22
Savings                       59,558    14     62,169    14     60,878    14
Money market accounts         46,446    11     45,950    10     37,962     9
Certificates of deposit
  under $100                 131,803    30    129,986    29    125,085    30
Certificates of deposit
  $100 and over               64,837    15     68,751    16     49,393    12
                             -------   ---    -------   ---    -------   ---
  Total deposits            $433,514   100%  $444,122   100%  $419,384   100%
                             =======   ===    =======   ===    =======   ===

Total shareholders' equity decreased $3.8 million to $74.0 million at June 30, 2007 from $77.8 million at March 31, 2007, as Timberland continued to manage its capital through asset growth, stock repurchases and dividends. During the quarter Timberland repurchased 310,532 shares (adjusted for stock split) for $5.6 million (an average price of $18.02 per share). There are 216,950 shares remaining to be repurchased in the current stock repurchase plan. Cumulatively, Timberland has repurchased 7.6 million shares or 57% of the 13.2 million shares that were issued in its initial public offering in January 1998 at an average price of $8.82 per share. A cash dividend of $0.09 per share was paid during the quarter, which represented the 37th consecutive quarter a cash dividend was paid to shareholders. On July 12, 2007 the Company announced an 11% increase in the quarterly cash dividend to $0.10 per share. The dividend will be paid on August 23, 2007 to shareholders of record on August 9, 2007.

Timberland Q3 Earnings
July 24, 2007
Page 4

ASSET QUALITY
Asset quality remained strong as the non-performing assets to total assets ratio was 0.17% at June 30, 2007, with a net charge-off of only $2,000 during the quarter. The allowance for loan losses totaled $4.5 million at June 30, 2007, or 0.90% of loans receivable and 461% of non-performing loans. The allowance for loan losses was $4.3 million, or 0.89% of loans receivable at March 31, 2007. The Company's non-performing loans totaled $982,000 at June 30, 2007, and consisted of a $347,000 commercial real estate loan, four single family mortgage loans totaling $351,000, a $250,000 single-family construction loan and a $34,000 land loan.

ABOUT TIMBERLAND BANCORP, INC.
Timberland Bancorp, Inc. stock trades on the NASDAQ global market under the symbol "TSBK." The Bank operates 21 branches in the state of Washington in Hoquiam, Aberdeen, Ocean Shores, Montesano, Elma, Olympia, Lacey, Tumwater, Yelm, Puyallup, Edgewood, Tacoma, Spanaway (Bethel Station), Gig Harbor, Poulsbo, Silverdale, Auburn, Winlock, and Toledo.

Timberland Q3 Earnings
July 24, 2007
Page 5

TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT                       Three Months Ended
($ in thousands, except per share)            June 30,    March 31,   June 30,
(unaudited)                                      2007        2007        2006
                                              -------     -------     -------
Interest and dividend income
Loans receivable                             $  9,981    $  9,283    $  8,036
Investments and mortgage-backed securities        350         381         529
Dividends                                         426         413         370
Federal funds sold                                 49          77         121
Interest bearing deposits in banks                  8          14          18
                                              -------     -------     -------
  Total interest and dividend income           10,814      10,168       9,074

Interest expense
Deposits                                        2,866       2,657       2,058
Federal Home Loan Bank ("FHLB") advances        1,278       1,013         718
Other borrowings                                   12          10          10
                                              -------     -------     -------
  Total interest expense                        4,156       3,680       2,786
                                              -------     -------     -------
  Net interest income                           6,658       6,488       6,288
Provision for loan losses                         260         156          --
  Net interest income after provision         -------     -------     -------
    for loan losses                             6,398       6,332       6,288

Non-interest income
Service charges on deposits                       692         663         769
Gain on sale of loans, net                         79          64          60
BOLI net earnings                                 116         114         112
Escrow fees                                        22          24          32
Servicing income on loans sold                    127         115          80
ATM transaction fees                              295         272         266
Other                                             170         172         209
                                              -------     -------     -------
  Total non-interest income                     1,501       1,424       1,528

Non-interest expense
Salaries and employee benefits                  2,752       2,766       2,727
Premises and equipment                            557         647         583
Advertising                                       190         201         185
Loss from other real estate operations              1           2           5
ATM expenses                                      128         107         105
Postage and courier                               113         130         123
Amortization of core deposit intangible            71          71          82
State and local taxes                             148         133         138
Professional fees                                 175         172         222
Other                                             626         710         621
                                              -------     -------     -------
  Total non-interest expense                    4,761       4,939       4,791

Income before federal income taxes              3,138       2,817       3,025
Federal income taxes                            1,000         901         964
                                              -------     -------     -------
  Net income                                  $ 2,138     $ 1,916     $ 2,061
                                              =======     =======     =======
Earnings per common share:
  Basic                                       $  0.32     $  0.28    $   0.29
  Diluted                                     $  0.31     $  0.27    $   0.28
Weighted average shares outstanding:
  Basic                                     6,713,777   6,866,664   7,141,700
  Diluted                                   6,910,165   7,083,420   7,382,876

Timberland Q3 Earnings
July 24, 2007
Page 6

TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT                               Nine Months Ended
($ in thousands, except per share)                       June 30,     June 30,
(unaudited)                                                 2007         2006
Interest and dividend income                             -------      -------
Loans receivable                                        $ 28,050     $ 23,144
Investments and mortgage-backed securities                 1,185        1,642
Dividends                                                  1,259        1,036
Federal funds sold                                           192          292
Interest bearing deposits in banks                            61           54
                                                         -------      -------
  Total interest and dividend income                      30,747       26,168

Interest expense
Deposits                                                   8,113        5,554
Federal Home Loan Bank ("FHLB") advances                   3,173        2,201
Other borrowings                                              39           36
                                                         -------      -------
  Total interest expense                                  11,325        7,791
                                                         -------      -------
  Net interest income                                     19,422       18,377
Provision for loan losses                                    416           --
  Net interest income after provision                    -------      -------
    for loan losses                                       19,006       18,377

Non-interest income
Service charges on deposits                                2,061        2,226
Gain on sale of loans, net                                   250          264
BOLI net earnings                                            343          333
Escrow fees                                                   77           87
Servicing income on loans sold                               373          266
ATM transaction fees                                         830          742
Other                                                        471          674
                                                         -------      -------
  Total non-interest income                                4,405        4,592

Non-interest expense
Salaries and employee benefits                             8,303        8,095
Premises and equipment                                     1,827        1,814
Advertising                                                  569          501
Loss (gain) from other real estate operations                (14)         (79)
ATM expenses                                                 354          299
Postage and courier                                          347          370
Amortization of core deposit intangible                      214          246
State and local taxes                                        420          427
Professional fees                                            524          611
Other                                                      2,052        1,863
                                                         -------      -------
  Total non-interest expense                              14,596       14,147

Income before federal income taxes                         8,815        8,822
Federal income taxes                                       2,806        2,809
                                                         -------      -------
  Net income                                             $ 6,009      $ 6,013
                                                         =======      =======
Earnings per common share:
  Basic                                                  $  0.88      $  0.85
  Diluted                                                $  0.85      $  0.82
Weighted average shares outstanding:
  Basic                                                6,863,253    7,058,116
  Diluted                                              7,080,530    7,305,004

Timberland Q3 Earnings
July 24, 2007
Page 7


TIMBERLAND BANCORP, INC.
CONSOLIDATED BALANCE SHEET
($ in thousands)(unaudited)                    June 30,   March 31,    June 30,
Assets                                            2007        2007        2006
Cash and due from financial institutions       -------    --------     -------
 Non-interest bearing                         $ 11,798    $ 14,604    $ 13,720
  Interest-bearing deposits in banks             1,188         659       2,565
  Federal funds sold                               205       6,655      10,450
                                               -------    --------     -------
                                                13,191      21,918      26,735
Investments and mortgage-backed securities:
  Held to maturity                                  72          72          86
  Available for sale                            64,911      67,221      84,822
FHLB Stock                                       5,705       5,705       5,705
                                               -------    --------     -------
                                                70,688      72,998      90,613

Loans receivable                               500,694     482,226     401,014
Loans held for sale                              1,165       1,934       1,024
Less: Allowance for loan losses                 (4,529)     (4,272)     (4,120)
                                               -------    --------     -------
Net loans receivable                           497,330     479,888     397,918

Accrued interest receivable                      3,177       3,177       2,416
Premises and equipment                          16,557      16,736      16,416
Other Real estate owned ("OREO") and
  other repossessed items                           68          71         112
Bank owned life insurance ("BOLI")              12,294      12,178      11,835
Goodwill                                         5,650       5,650       5,650
Core deposit intangible                          1,292       1,363       1,588
Mortgage servicing rights                        1,018         986         888
Other assets                                     2,881       2,836       2,373
                                               -------    --------     -------
Total Assets                                  $624,146    $617,801    $556,544
                                               =======     =======     =======

Liabilities and Shareholders' Equity
Non-interest-bearing deposits                 $ 50,580    $ 53,321    $ 54,372
Interest-bearing deposits                      382,934     390,801     365,012
                                               -------    --------     -------
  Total deposits                               433,514     444,122     419,384

FHLB advances                                  112,463      92,230      53,776
Other borrowings: repurchase agreements            775         588       1,152
Other liabilities and accrued expenses           3,402       3,048       3,409
                                               -------    --------     -------
Total Liabilities                              550,154     539,988     477,721
                                               -------    --------     -------
Shareholders' Equity
Common stock-$.01 par value; 50,000,000
 shares authorized;
  June 30, 2007 - 7,025,360 shares issued
    and outstanding
  March 31, 2007 - 3,649,190 shares issued
    and outstanding on a pre-split basis
  June 30, 2006 - 3,785,576 shares issued and
    outstanding on a pre-split basis                70          36          38
Additional paid in capital                      11,425      16,439      22,111
Unearned shares- Employee Stock Ownership Plan  (3,106)     (3,172)     (3,437)
Unearned shares- Management Recognition and
  Development Plan                                (415)       (220)         --
Retained earnings                               66,915      65,465      61,471
Accumulated other comprehensive loss              (897)       (735)     (1,360)
                                               -------    --------     -------
Total Shareholders' Equity                      73,992      77,813      78,823
                                               -------    --------     -------
Total Liabilities and Shareholders' Equity    $624,146    $617,801    $556,544
                                               =======     =======     =======

Timberland Q3 Earnings
July 24, 2007
Page 8

KEY FINANCIAL RATIOS AND DATA                        Three Months Ended
($ in thousands, except per share)(unaudited)  June 30,   March 31,    June 30,
                                                  2007        2007        2006
PERFORMANCE RATIOS:                            -------    --------     -------
Return on average assets (a)                     1.38%       1.28%       1.49%
Return on average equity (a)                    11.24%       9.91%      10.57%
Net interest margin (a)                          4.67%       4.75%       5.00%
Efficiency ratio                                58.35%      62.42%      61.30%

                                                      Nine Months Ended
                                               June 30,                June 30,
                                                  2007                    2006
                                               -------                 -------
Return on average assets (a)                     1.34%                   1.45%
Return on average equity (a)                    10.36%                  10.48%
Net interest margin (a)                          4.72%                   4.90%
Efficiency ratio                                61.26%                  61.59%


                                               June 30,   March 31,    June 30,
                                                  2007        2007        2006
ASSET QUALITY RATIOS:                          -------    --------     -------
Non-performing loans                           $   982       $ 322     $ 1,935
OREO & other repossessed assets                     68          71         112
                                                 -----       -----       -----
Total non-performing assets                    $ 1,050       $ 393     $ 2,047
Non-performing assets to total assets             0.17%       0.06%       0.37%
Allowance for loan losses to non-performing
 loans                                             461%      1,327%        213%

Book value per share (b)                       $ 10.53     $ 10.66     $ 10.41
Book value per share (c)                       $ 11.19     $ 11.32     $ 11.08
Tangible book value per share (b) (d)          $  9.54     $  9.70     $  9.46
Tangible book value per share (c) (d)          $ 10.14     $ 10.30     $ 10.07

(a)  Annualized
(b)  Calculation includes ESOP shares not committed to be released
(c)  Calculation excludes ESOP shares not committed to be released
(d) Calculation subtracts goodwill and core deposit intangible from the equity component


AVERAGE BALANCE SHEET:                                 Three Months Ended
                                               June 30,   March 31,    June 30,
                                                  2007        2007        2006
                                               -------    --------     -------
Average total loans                          $ 494,137   $ 465,460   $ 399,849
Average total interest earning assets          570,597     546,870     502,804
Average total assets                           619,120     597,015     554,716
Average total interest bearing deposits        388,610     380,916     366,228
Average FHLB advances & other borrowings        98,467      81,578      55,597
Average shareholders' equity                    76,087      77,340      77,969


                                                       Nine Months Ended
                                               June 30,                June 30,
                                                  2007                    2006
                                               -------                 -------
Average total loans                          $ 466,200               $ 396,141
Average total interest earning assets          548,942                 499,624
Average total assets                           598,688                 552,100
Average total interest bearing deposits        381,946                 363,246
Average FHLB advances & other borrowings        82,139                  58,218
Average shareholders' equity                    77,364                  76,478

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DISCLAIMER
This report contains certain "forward-looking statements." The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protection of such safe harbor with forward looking statements. These forward-looking statements may describe future plans or strategies and include the Company's expectations of future financial results. Forward-looking statements are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These risk factors include but are not limited to the effect of interest rate changes, competition in the financial services market for both deposits and loans as well as regional and general economic conditions. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements. The Company's ability to predict results or the effect of future plans or strategies is inherently uncertain and undue reliance should not be placed on such statements.

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